Exhibit 99.1

Kraton Corporation Announces Pricing of Private Offering of Senior Notes and

Conditional Full Redemption of 7.000% Senior Notes due 2025

HOUSTON, December 7, 2020 /PRNewswire/ — Kraton Corporation (NYSE: KRA) (the “Company”) today announced that Kraton Polymers LLC and Kraton Polymers Capital Corporation, its wholly-owned subsidiaries (together, the “Issuers”), have priced $400.0 million in aggregate principal amount of senior notes due 2025 (the “New Notes”) in connection with their previously announced private offering of the New Notes. The New Notes, which priced at par, will mature on December 15, 2025, and will pay interest semiannually at an annual rate of 4.250%. The New Notes will be general unsecured obligations of the Issuers and will be guaranteed by the Company and certain of the Issuers’ wholly-owned domestic subsidiaries that guarantee the U.S. dollar denominated borrowings under the Company’s existing senior credit facilities and outstanding senior notes. The offering of the New Notes is expected to close on December 21, 2020, subject to customary conditions.

The Issuers intend to use the net proceeds from the offering of the New Notes, together with cash on hand or borrowings under the Company’s asset-based revolving loan facility, to redeem all of their outstanding 7.000% Senior Notes due 2025 (the “7.0% Senior Notes”) and to pay related fees and expenses of the refinancing.

The Company also today announced that the Issuers have delivered a conditional notice of redemption to redeem the outstanding 7.0% Senior Notes on January 6, 2021 (the “Redemption Date”) at a redemption price equal to 105.250% of the aggregate principal amount of the 7.0% Senior Notes redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date. The redemption is conditioned upon the consummation of the offering of the New Notes on or prior to the Redemption Date, which condition may be waived by the Issuers in their sole discretion.

The New Notes and related guarantees will be offered, and sold, to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The offer and sale of the New Notes and related guarantees have not been, and will not be, registered under the Securities Act or any state securities laws, and accordingly the New Notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or the solicitation of an offer to purchase any of the foregoing securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, sale or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

This press release also does not constitute a notice of redemption under the optional redemption provisions of the indenture governing any series of notes.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. The statements in this press release that are not historical statements, including statements regarding the expected timing of the closing of the offering of New Notes and the Issuers’ intention to use the proceeds therefrom to fund the redemption of the 7.0% Senior Notes, are forward-looking statements. All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in the Company’s most recently filed annual report on Form 10-K, quarterly reports on Form 10-Q and in other filings made by the Company with the U.S. Securities and Exchange Commission, and include, but are not limited to, risks related to: the Company’s ability to repay or re-finance its indebtedness; the Company’s reliance on third parties for the provision of significant operating and other services; health epidemics or pandemics such as COVID-19 (including governmental and regulatory actions relating thereto); conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in the Company’s end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and the Company assumes no obligation to publicly update or revise such forward-looking statements in light of new information or future events.

For Further Information:

H. Gene Shiels 281-504-4886